UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2019 (June 13, 2019)

ASGN Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
26745 Malibu Hills Road
Calabasas, CA 91301
(Address, including zip code, of Principal Executive Offices)
(818) 878-7900
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	ASGN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2019, the Board of Directors (the “Board”) of ASGN Incorporated (the “Company”) nominated Mark A. Frantz to the Board and Mr. Frantz has accepted the nomination. Mr. Frantz has also been appointed to serve as a member of the Board’s Nominating and Corporate Governance Committee, and was determined by the Board to be “independent” pursuant to the definition set forth by the New York Stock Exchange. Mr. Frantz, age 50, has been an advisor to the Board since June 2018. The Board’s Nominating and Corporate Governance Committee believed that his contributions to the Board were noteworthy and made a recommendation to the Board that the Board appoint him as a director.

Mr. Frantz co-founded BlueDelta Capital Partners, a growth capital firm focused on the U.S. federal government technology (“GovTech”) marketplace in 2009. Prior to Blue Delta, Mr. Frantz was a partner at RedShift Ventures from 2007 to 2009. He also served as the managing general partner of In-Q-Tel, the strategic venture capital affiliate of the U.S. intelligence community in 2006, and was a principal with Carlyle Venture Partners from 2001 to 2006, the associate to the senior chairman at Alex. Brown from 1997 to 2000, the economic and technology policy advisor to Pennsylvania Governor Tom Ridge from 1993 to 1997, and the associate director of The White House Office of Intergovernmental Affairs under President George H. W. Bush from 1990 to 1993. From 2015 to 2018, Mr. Frantz served on the board of directors for CSRA Inc. (formerly NYSE: CSRA), prior to its acquisition by General Dynamics for $9.7 billion. Mr. Frantz also serves on the boards of several non-profit organizations, including the Northern Virginia Technology Council and the Virginia Tech President’s Leadership Council for the national capital region.

Mr. Frantz earned bachelor of arts degrees in history and political science from Allegheny College, and he received a juris doctor and master of business administration degree from the University of Pittsburgh. Mr. Frantz contributes to the Board his track record partnering with leading U.S. government technology companies, and he possesses a very deep understanding of market dynamics and drivers within the government technology sector.

There are no understandings or arrangements between Mr. Frantz or any other person at the Company or any of its subsidiaries pursuant to which Mr. Frantz was appointed to serve as a director of the Company. There are no transactions between any of Mr. Frantz or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 4.04(a) of Regulation S-K.

Item 5.07  Submission of Matters to a Vote of Security Holders

On June 13, 2019, the Company held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) at the Montage Beverly Hills located at 225 N. Canon Drive, Beverly Hills, California 90210. A total of 52,817,266 shares of the Company’s common stock were entitled to vote as of April 15, 2019, the record date for the Annual Meeting. There were 50,270,519 shares present in person or by proxy at the Annual Meeting, at which the stockholders were asked to vote on several proposals. Below is a summary of the proposals and corresponding votes.

Proposal 1.  Election of Directors

The first proposal was the election of three members of the Board to serve as directors until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified. Brian J. Callaghan, Theodore S. Hanson and Edwin A. Sheridan, IV, were elected receiving votes as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Brian J. Callaghan	36,085,385	11,239,189	114,586	2,831,359
Theodore S. Hanson	45,823,213	1,501,352	114,595	2,831,359
Edwin A. Sheridan, IV	35,713,907	11,610,841	114,412	2,831,359

Proposal 2.  Approval of the Company’s Second Amended and Restated 2010 Incentive Award Plan

           The proposal to approve the Second Amended and Restated ASGN Incorporated 2010 Incentive Award Plan was approved as follows:

For	Against	Abstain	Broker Non-Votes
45,220,278	2,178,878	40,004	2,831,359

Proposal 3.  Advisory Vote on Executive Compensation

The advisory vote to approve the Company’s executive compensation for the year ended December 31, 2018 was not approved as follows:

For	Against	Abstain	Broker Non-Votes
16,388,094	29,564,509	1,486,557	2,831,359

Proposal 4.  Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified by the Company’s stockholders as follows:

For	Against	Abstain
49,114,226	1,139,692	16,601

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASGN Incorporated

Date: June 19, 2019	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
SVP, Chief Legal Officer and Secretary